AMENDMENT TO EMPLOYMENT AGREEMENT
                  BETWEEN DAVID S. SURGALA AND THE JPM COMPANY

RECITALS:

     1. David S. Surgala is currently the Treasurer of The JPM Company under the terms of an Employment Agreement dated the 20th day of July, 2000.

     2. The JPM Company has engaged an investment banker to investigate and negotiate alternatives for refinancing, merger or sale of The JPM Company.

     3. The Company and Surgala wish to supplement their original employment agreement to preserve the status of Surgala during the terms of such investigations and negotiations.

     4. The following paragraph __ shall be considered a supplement to the original employment agreement. All other terms and conditions of the original employment agreement shall remain in effect.

AGREEMENT:

          XV. Termination upon Change in Control.. EMPLOYEE shall be entitled to additional payments, as set forth herein, in the event of a Change in Control of EMPLOYER.

          A. Change in Control Definition. Change in Control shall mean any of the following events 1. The sale or other disposition by EMPLOYER of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals who were the beneficial owners of the outstanding shares of EMPLOYER's common stock and voting securities immediately prior to such sale or disposition; or 2. The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the combined voting power of the then outstanding voting securities of EMPLOYER entitled to vote generally in the election of directors, Provided, however, that for this purpose acquisition of such a share by an employee benefit plan of EMPLOYER or a subsidiary or affiliate of EMPLOYER or a present significant shareholder (i.e., shareholder whose current holdings exceed 5% of the outstanding stock) of EMPLOYER shall not constitute a Change of Control; or 3. The reorganization, merger or consolidation of EMPLOYER into or with another person or entity, by which reorganization, merger or consolidation the shareholders of EMPLOYER receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation. 4. For the purpose of paragraph XV and its subparts, merger, sale or acquisition of EMPLOYER by or with any other company controlled by EMPLOYER or any of its subsidiaries shall not constitute Change of Control. B. Additional Payments. In the event of a Change of Control during the term of EMPLOYEE's employment with EMPLOYER , EMPLOYEE shall be entitled to an additional payment equal to six months base salary. Such compensation shall be payable within 15 days of such Change of Control. C. Good Cause Termination. In the event of a Change of Control, for a period of six months thereafter, the EMPLOYEE may terminate this Agreement for Good Cause. 1. Good Cause. Good Cause shall be defined as a) Geographic Reassignment. The relocation of the EMPLOYEE to a location more than 75 miles from his/her current base or residence, except for required travel on EMPLOYER's business to an extent substantially consistent with the EMPLOYEE's business travel obligations immediately prior to a Change in Control. b) Reduction in Base Salary. A reduction by EMPLOYER in the base salary as in effect at the time of the Change in Control. 2. Effect of Good Cause Termination. In the event of a termination by the EMPLOYEE for Good Cause, EMPLOYEE shall be entitled to the same benefits as if the EMPLOYEE had been involuntarily terminated without cause. D. Non-competition Restriction. In the event of a Change of Control and involuntary termination of EMPLOYEE within six months of such Change of Control, the non-competition restrictions of paragraphs VII shall be reduced to twelve months.

THE JPM COMPANY

By:       /s/ David J. Surgala                     /s/ Wayne A. Bromfield
         (Signature)

Name:    David J. Surgala
Title:   Treasurer

                                               Witness:  /s/ Patrick T. Barrett
Date:    20 July 2000